SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

0-33207	GREAT PLAINS ENERGY INCORPORATED (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

1-707	KANSAS CITY POWER & LIGHT COMPANY (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	44-0308720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report). Information contained herein relating to an individual Registrant is furnished by such registrant on its own behalf. Each Registrant makes representations only as to information relating to itself.

Item 1.01	Entry into a Material Definitive Agreement

On February 1, 2005, the independent directors of Great Plains Energy approved awards of restricted common stock and performance shares to certain officers of Great Plains Energy and its subsidiaries KCP&L and Strategic Energy, L.L.C. (Strategic Energy) The awards were granted under the Amended Long-Term Incentive Plan, effective as of May 7, 2002, which has been previously filed as Exhibit 10.1.a to the 2002 combined annual report on Form 10-K of Great Plains Energy and KCP&L. The forms of the agreements evidencing the awards to these officers are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

On February 1, 2005, the independent directors of Great Plains Energy also approved an annual incentive compensation plan for 2005 for Great Plains Energy and KCP&L officers (2005 Plan). The 2005 Plan establishes incentive compensation targets and payment formulas based on 2005 ongoing earnings per share and the achievement of balanced scorecard and individual performance goals. Under the 2005 Plan, officers will be eligible to receive up to 150% of a target cash bonus for 2005 equal to the following percentages of their respective base salaries: chief executive officer of Great Plains Energy, 60%; chief executive officer of KCP&L, 45%; executive or senior vice presidents, 40%; and other officers, 30% or 35%. The bonus will be based on the weighted average achievement of the following performance goals: Great Plains Energy scorecard (80% for the chief executive officer of Great Plains Energy, 40% for the chief executive officer of KCP&L, 80% for other officers of Great Plains Energy, and 20% for other officers of KCP&L), KCP&L scorecard (40% for the chief executive officer, and 60% for the other officers, of KCP&L), and individual performance goals (20% for all officers). No bonus will be paid if 2005 ongoing earnings are below the established threshold amount. A bonus of 50% to 150% of the target cash bonus (assuming achievement of all of the associated performance goals) will be paid based on the level of 2005 ongoing earnings above the threshold amount.

On February 1, 2005, the independent directors of Great Plains Energy further adopted an annual incentive compensation plan for 2005 for certain Strategic Energy officers (2005 Strategic Energy Plan). The 2005 Strategic Energy Plan establishes incentive compensation targets and payment formulas based on Strategic Energy's 2005 pre-tax income and the achievement of balanced scorecard and individual performance goals. Under the 2005 Strategic Energy Plan, certain officers will be eligible to receive up to 150% of a target cash bonus for 2005 equal to the following percentages of their respective base salaries: chief executive officer, 60%; and other eligible officers, 40% or 50%. The bonus will be based on the weighted average achievement of the following performance goals: Great Plains Energy scorecard (20% for the chief executive officer), Strategic Energy scorecard (60% for the chief executive officer, 80% for the chief operating officer, and 20% for the other eligible officers), business unit scorecards (60% for eligible officers other than the chief executive and chief operating officers), and individual performance goals (20% for all eligible officers). No bonus will be paid if Strategic Energy 2005 pre-tax income is below the established threshold amount. A bonus of 50% to 150% of the target cash bonus (assuming achievement of all of the associated performance goals) will be paid based on the level of 2005 pre-tax income above the threshold amount.
Item 9.01	Financial Statements and Exhibits

(c) Exhibit No.

10.1	Restricted Stock Agreement Pursuant to the Great Plains Energy Incorporated Long-Term Incentive Plan Effective May 7, 2002

10.2	Restricted Stock Agreement Pursuant to the Great Plains Energy Incorporated Long-Term Incentive Plan Effective May 7, 2002

10.3	Performance Share Agreement Pursuant to the Great Plains Energy Incorporated Long-Term Incentive Plan Effective May 7, 2002

10.4	Performance Share Agreement Pursuant to the Great Plains Energy Incorporated Long-Term Incentive Plan Effective May 7, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED /s/Jeanie Sell Latz Jeanie Sell Latz Executive Vice President-Corporate and Shared Services and Secretary

KANSAS CITY POWER & LIGHT COMPANY /s/Jeanie Sell Latz Jeanie Sell Latz Secretary

Date: February 4, 2005